POWER OF ATTORNEY

Each of the undersigned directors of BMO Funds, Inc. (the “Company”) hereby constitutes and appoints John M. Blaser, Timothy M. Bonin, Stephen R. Oliver and Michele L. Racadio, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement of the Company on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body. Each of the undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 14th day of August, 2013.

/s/ Larry D. Armel
Larry D. Armel

/s/ Christopher Begy
Christopher Begy

/s/ Ridge A. Braunschweig
Ridge A. Braunschweig

/s/ Benjamin M. Cutler
Benjamin M. Cutler

/s/ John A. Lubs
John A. Lubs

/s/ James Mitchell
James Mitchell

/s/ Barbara J. Pope
Barbara J. Pope